SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 4, 2010

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136 No.	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOME PROPERTIES, INC.

CURRENT REPORT
ON FORM 8-K

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 4, 2010.  Of the 35,157,035 shares of Common Stock outstanding and entitled to vote at the meeting, 31,181,431 shares (representing 88.69%) were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.           To elect 11 Directors of the Company to serve until the 2011 Annual Meeting of Stockholders and until their respective successors are elected.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen R. Blank	27,439,785	170,727	3,570,919
Josh E. Fidler	27,221,668	388,844	3,570,919
Alan L. Gosule	27,268,624	341,888	3,570,919
Leonard F. Helbig, III	27,321,359	289,153	3,570,919
Charles J. Koch	27,412,226	198,286	3,570,919
Nelson B. Leenhouts	24,681,660	2,928,852	3,570,919
Norman P. Leenhouts	24,731,623	2,878,889	3,570,919
Edward J. Pettinella	27,307,086	303,426	3,570,919
Clifford W. Smith, Jr.	27,311,771	298,741	3,570,919
Paul L. Smith	27,292,303	318,209	3,570,919
Amy L. Tait	24,667,421	2,943,091	3,570,919

2.           Approval of an amendment to the Director Deferred Compensation Plan to increase the shares available for issuance under that plan by 50,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,262,934	1,270,832	76,746	3,570,919

3.           Ratification of the appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for 2010.

Votes For	Votes Against	Abstentions
30,763,634	380,309	37,488

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.1	Amendment Number One to Director Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           May 6, 2010

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer